Page 1 of 3 STRICTLY PRIVATE & CONFIDENTIAL Jörg Ambrosius MU1-Munich Brienner Strasse 5 May 2022 Dear Jörg, Variation to Terms and Conditions: Role Based Allowance In consideration of your role as the Head of Global Client Management, we write to confirm our decision to offer you a Role Based Allowance. This of fer replaces any existing Role Based Allowances and is subject to the terms and conditions set out in the Appendix to this letter. If accepted by you, then the Appendix to this letter will constitute a variation to your terms and conditions of employment with State Street Holdings Germany GmbH (“the Company”). 1. Background The Company considers that, for certain members of staff whose professional activities may have a material impact on its risk profile, an element of total compensation, which more properly ref lects an individual’s professional experience and the particular duties and responsibilities of their role, should in future be paid as a Role Based Allowance and not as variable pay. It is not intended that the introduction of a Role Based Allowance will result in an increase in total compensation. 2. Your Role Based Allowance The Company considers that your professional activities may have a material impact on its risk profile and the risk prof ile of other entities in the State Street group and that you may therefore be deemed Identif ied Staf f. In recognition of your professional experience and the particular duties and responsibilities of your role, the Company has decided to award you a Role Based Allowance. 3. Acceptance Please sign and return the enclosed copy of the Appendix to me which will indicate your acceptance to the terms and conditions set out in this letter and the Appendix. If you have any questions regarding your Role Based Allowance, please let me know. Yours sincerely, Head of International Compensation For and on behalf of State Street Holdings Germany GmbH Exhibit 10.16

Page 2 of 3 APPENDIX Role Based Allowance Payment 1. With ef fect from 1 April 2022, you will receive a Role Based Allowance in the gross amount of €1,150,000 per annum (“the Role Based Allowance”). Unless the Company determines to make payments on a quarterly basis, payment of the Role Based Allowance will be made by direct deposit into the same bank account as your salary payments in equal instalments with the regular payroll cycle (less legally-required withholdings and lawful deductions). 2. The Company reserves the right to make payment in shares or other securities or instruments having an equivalent value. 3. The Company may deduct from the Role Based Allowance any amounts owed by you to the Company or any Group Company from time to time. 4. All payments of Role Based Allowance are intended to be exempt f rom Section 409A of the US Internal Revenue Code, and shall be interpreted and administered consistently with that intent. Notwithstanding the foregoing, neither the Company nor any Group Company shall be held liable in the event any payment is not so exempt. Separate to Annual Reference Base Salary/ Impact on Total Compensation 5. The Role Based Allowance will not form part of your annual reference base salary and will not therefore be taken into account when determining any other payments or benefits you receive from the Company or any Group Company or under any plans sponsored by the Company or any Group Company including, but not limited to, company maternity/ paternity pay, pension contributions and benef its under the Company’s f lexible benef its, life assurance and permanent health insurance schemes. 6. It is not intended that the introduction of a Role Based Allowance will result in an increase in total compensation. Review and Removal of Role Based Allowance 7. The amount of the Role Based Allowance may be reviewed at any time when there is a material change in your duties and responsibilities. In such circumstances, where the changes result in you undertaking a different role or having different organisational responsibilities, then, in order to reflect the changed duties and responsibilities, the amount of the Role Based Allowance may cease to become payable or may be increased or reduced prospectively by the Company. 8. You will not be entitled to your Role Based Allowance in respect of any period of unpaid leave (whether authorised or not). 9. Notwithstanding any other provision of this Appendix or your terms and conditions of employment, the Company reserves the right at any time to unilaterally vary or withdraw your Role Based Allowance or make it subject to such conditions or otherwise amend the terms of this Appendix:

Page 3 of 3 (a) in order to ensure that it amounts to “fixed remuneration” for the purposes of Directive 2019/878/EU (“CRD V”) and any domestic legislation or regulation implementing CRD V; (b) if the Company considers this desirable to comply with any relevant legal or regulatory requirements or any guidelines, recommendations or codes of practice issued by any relevant regulatory body or to otherwise adhere to the Company’s Remuneration Policy and/ or f ramework; or (c) if Article 94(1)(g) of CRD V or any domestic legislation or regulation implementing Article 94(1)(g) (or any part thereof) is held to be unlawful or is repealed or amended from time to time. 10. In this Appendix “the Company” and “the Group” have the meanings given to them in your terms and conditions of employment and the term “Group Company” shall be construed accordingly. I hereby confirm that I have read, understood and accepted the terms and conditions of this Role Based Allowance letter, together with the terms and conditions set out in the Appendix to this letter. I also undertake to observe and abide by the terms and conditions of this Role Based Allowance letter and its Appendix. Signed:……………………………………………….. Name: ……………………………………………….. (Please print) Date: ………………………………………………..

STATE STREET. STRICTLY PRIVATE AND CONFIDENTIAL Jörg Ambrosius 9 September 2024 Dear Jörg, Variation to Role Based Allowance We refer to the letter from State Street Holdings Germany GmbH (SSHG) to you dated 5 May 2022, underwhich you were awarded a Role Based Allowance. In consideration of your expanded role äs President of Investment Services following the organizational announcement on 12 August 2024, SSHG has decided to increase the value of your Role Based Allowance from €1,450,000 gross per annum to €2,500,000 gross per annum effective 1 September 2024, to reflect your new role. Your Role Based Allowance shall remain subject to the terms and conditions set out in the letter dated 5 May 2022 and the Appendix to that letter which shall apply without any further amendments. Please sign and return the enclosed copy of this letter to Anke Meier-Wahl which will indicate your acceptance ofthe provisions contained therein. If you have any questions regarding your Role Based Allowance, please contact Anke Meier-Wahl. Yours sincerely, dUu Urs Felder, For and on behalf of SSHG l hereby confirm that l have read, understood and accepted this Role Based Allowance letter and agree to continued acceptance ofthe terms and conditions set out in the Appendix to the Role Based Allowance letter dated 5 May 2022. Signed: Name: (Please print) Date: Page 1 of1 Information Classification: Confidential